UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2016
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 19, 2016, Lam Research Corporation (“Lam Research”) held a special meeting of Lam Research stockholders (the “Special Meeting”) in connection with the previously announced merger of KLA-Tencor Corporation (“KLA-Tencor”) with a wholly-owned subsidiary of Lam Research, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 20, 2015 by and among Lam Research, KLA-Tencor, Topeka Merger Sub 1, Inc., and Topeka Merger Sub 2, Inc. (the “Merger Agreement”).

At the Special Meeting, Lam Research stockholders present in person or by proxy approved the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
128,271,928	82,292	774,120	n/a

At the Special Meeting, Lam Research stockholders present in person or by proxy approved the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were not sufficient votes to approve the preceding proposal, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
121,131,894	7,382,847	613,599	n/a
At the Special Meeting, Lam Research stockholders present in person or by proxy approved the amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000, and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
127,614,302	1,147,839	366,199	—
Item 8.01 Other Events.

On February 19, 2016, Lam Research issued a press release announcing the results of the Special Meeting and announcing receipt of approval of the adoption of the merger agreement by the KLA-Tencor stockholders. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99.1    Press Release dated February 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016	LAM RESEARCH CORPORATION
	By:	/s/ Douglas R. Bettinger
Douglas R. Bettinger
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)